                                                                 Exhibit 10.5(A)

                          COUNTRYWIDE HOME LOANS, INC.,
                                    as Seller

                                       and

                  BANC OF AMERICA MORTGAGE CAPITAL CORPORATION,
                                  as Purchaser

                                   ----------

              MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

                            dated as of April 1, 2003

                                   ----------

                     Conventional Residential Mortgage Loans
                              (SERVICING RETAINED)

                                   ARTICLE I.
                                   DEFINITIONS

                                   ARTICLE II.
                       PRE-CLOSING AND CLOSING PROCEDURES

Section 2.04   Credit Document Deficiencies Identified During Due

                                  ARTICLE III.
               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01   Representations and Warranties Respecting Countrywide......    14
Section 3.02   Representations and Warranties Regarding Individual

                                   ARTICLE IV.
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.04   Establishment of Custodial Accounts; Deposits in
               Custodial Accounts.........................................    28
Section 4.05   Permitted Withdrawals From the Custodial Account...........    30
Section 4.06   Establishment of Escrow Accounts; Deposits in Escrow

Section 4.09   Payment of Taxes, Insurance and Other Charges;

                                       i

Section 4.17   Satisfaction of Mortgages and Release of Collateral
               Files......................................................    37
Section 4.18   Servicing Compensation.....................................    38

                                   ARTICLE V.
                 PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

Section 5.05   Annual Independent Certified Public Accountants'
               Servicing Report...........................................    40
Section 5.06   Purchaser's Access to Countrywide's Records................    40

                                   ARTICLE VI.
                            COVENANTS BY COUNTRYWIDE

                                  ARTICLE VII.
                     TERMINATION OF COUNTRYWIDE AS SERVICER

Section 7.01   Termination Due to an Event of Default.....................    43
Section 7.02   Termination by Other Means.................................    45

                                  ARTICLE VIII.
                                  MISCELLANEOUS

Section 8.07   Assignment of Mortgage Loans by the Purchaser;

                                       ii

              MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

          This Master Mortgage Loan Purchase and Servicing Agreement is made and entered into as of April 1, 2003 (the "Agreement"), between Countrywide Home
Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302
("Countrywide"), and Banc of America Mortgage Capital Corporation, having an address at 214 N. Tryon Street, 21st Floor, Charlotte, North Carolina 28255 (the
"Purchaser").

                                    RECITALS

          The Purchaser has agreed to purchase from Countrywide and Countrywide has agreed to sell from time to time to the Purchaser all of Countrywide's right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Countrywide and the Purchaser. This Agreement is intended to set forth the terms and conditions by which Countrywide shall transfer and the Purchaser shall acquire such mortgage loans.

          In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and the Purchaser agree as follows:

DEFINITIONS

          Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase
Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

          Accepted Servicing Practices: With respect to any Mortgage Loan, procedures (including collection procedures) that comply with applicable federal, state and local law and that Countrywide customarily employs and exercises in servicing and administering mortgage loans for its own account and that are in accordance with accepted mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

          Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related
Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

          Agency: Either Fannie Mae or Freddie Mac.

          Agreement: This Master Mortgage Loan Purchase and Servicing Agreement,
including all exhibits and supplements hereto, and all amendments hereof.

          Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such
Mortgage Loan were used to purchase such Mortgaged Property, whichever is less.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

          Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of
California or the State of Texas are authorized or obligated by law or executive order to be closed.

          Cash Liquidation: Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage
Loan which became an REO Property, including all PMI Proceeds, Government
Insurance Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation
Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

          Closing: The consummation of the sale and purchase of each Mortgage
Loan Package.

          Closing Date: The date on which the purchase and sale of the Mortgage
Loans constituting a Mortgage Loan Package is consummated, as set forth in the
Trade Confirmation or Purchase Confirmation.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

          Collateral Documents: The collateral documents pertaining to each
Mortgage Loan as set forth in Exhibit A hereto.

          Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

          Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

          Conventional Mortgage Loan: A Mortgage Loan that is not insured by the
FHA or guaranteed by the VA.

          Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage
Loan to a fixed-rate mortgage loan in accordance with the terms of the related
Mortgage Note.

          Co-op Shares: Shares issued by private non-profit housing
corporations.

          Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

          Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the
Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by
Countrywide on microfilm or any other comparable medium.

          Custodial Account: The account or accounts created and maintained pursuant to Section 4.04, each of which shall be an Eligible Account.

          Custodial Agreement: The agreement, substantially in the form of
Exhibit C, that governs the retention of the Collateral Files by the Custodian with respect to a Closing Date.

          Custodian: Treasury Bank, National Association, its successor in interest or assign, or such other custodian that may be designated in the
Custodial Agreement from time to time.

          Cut-off Date: The first day of the month in which the related Closing
Date occurs or such other date as may be set forth in the related Trade
Confirmation or Purchase Confirmation.

          Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal
Prepayments received from the Mortgagor prior to the Cut-off Date.

          Determination Date: The fifteenth calendar day of each month (or if such fifteenth day is not a Business Day, the first Business Day immediately following).

          Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance
Date and ending on the first day of the month of the Remittance Date.

          Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

          Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06, each of which shall be an Eligible Account.

          Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the
Mortgagee pursuant to any Mortgage Loan.

          Event of Default: Any one of the conditions or circumstances enumerated in Section 7.01.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHA: The Federal Housing Administration.

          Fannie Mae: The Federal National Mortgage Association or any successor organization.

          Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 4.12.

          Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage
Interest Rate set forth in the Mortgage Note is fixed for the term of such
Mortgage Loan.

          Freddie Mac: The Federal Home Loan Mortgage Corporation or any
successor organization.

          Funding Deadline: With respect to each Closing Date, one o'clock
(1:00) p.m. New York time.

          GNMA: The Government National Mortgage Association or any successor organization.

          Government Insurance Proceeds: With respect to each Government
Mortgage Loan, payments made pursuant to a MIC or LGC.

          Government Mortgage Loan: A Mortgage Loan insured by the FHA or guaranteed by the VA.

          Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such
Mortgage Loan.

          HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

          Index: With respect to each Adjustable Rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

          Interest Adjustment Date: With respect to an Adjustable Rate Mortgage
Loan, the date on which an adjustment to the Mortgage Interest Rate on a
Mortgage Note becomes effective.

          LGC: A loan guarantee certificate issued by the VA.

          LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such

Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

          Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government
Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

          Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage
Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

          Liquidation Proceeds: Amounts, other than PMI Proceeds, Government
Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

          LPMI Fee: The portion of the Mortgage Interest Rate relating to an
LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

          LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

          MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

          MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS
System.

          MERS System: The electronic system of recording transfers of mortgages maintained by MERS.

          MIC: A mortgage insurance certificate issued by HUD.

          Missing Credit Documents: As defined in Section 2.04 hereof.

          Monthly Advance: The advances made or required to be made by
Countrywide on any Remittance Date pursuant to Section 5.03.

          Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

          Mortgage: The mortgage, deed of trust or other instrument securing a
Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

          Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related
Mortgage Note.

          Mortgage Loan: Any mortgage loan that is sold pursuant to this
Agreement, as evidenced by such mortgage loan's inclusion on the related
Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments,
Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds
(if applicable), Government Insurance Proceeds (if applicable), Other Insurance
Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage
Loans constituting a Mortgage Loan Package.

          Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

          Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans, in the form attached hereto as Exhibit E, included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage
Loan: (i) information sufficient to uniquely identify such Mortgage Loan; (ii)
the Mortgage Interest Rate as of the Cut-off Date; (iii) with respect to any
Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the
Lifetime Rate Cap, the next Interest Adjustment Date and whether such Adjustable
Rate Mortgage Loan is a Convertible Mortgage Loan, (iv) with respect to a LPMI
Loan, the LPMI Fee, (v) the LTV at origination; (vi) the remaining term as of the Cut-off Date and the original term of such Mortgage Loan, and (vii) any other information pertaining to such Mortgage Loan as may be reasonably requested by the Purchaser. The information set forth in the Mortgage Loan
Schedule relating to the Mortgage Interest Rate, with respect to any LPMI Loan shall have a separate field for Mortgage Interest Rate, exclusive of the LPMI
Fee.

          Mortgage Note: The note or other evidence of the indebtedness of a
Mortgagor secured by a Mortgage.

          Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

          Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

          Mortgagor: The obligor on a Mortgage Note.

          OCC: The Office of the Comptroller of the Currency.

          Officer's Certificate: A certificate signed by the Chairman of the
Board or the Vice Chairman of the Board or the President or a Vice President or
an Assistant Vice President and by the Treasurer or the Secretary or one of the
Assistant Treasurers or Assistant Secretaries of Countrywide, and delivered to the Purchaser as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

          Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the
PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

          Pass-Through Transfer: The sale or transfer of some or all of the
Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

          Payment Adjustment Date: As to any Adjustable Rate Mortgage Loan, the
date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

          Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

          Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

          PMI Proceeds: Proceeds of any PMI Policy.

          Preliminary Mortgage Loan Package: The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser's due diligence as contemplated in Section 2.01, are intended to be sold under this
Agreement as a Mortgage Loan Package.

          Preliminary Mortgage Loans: The mortgage loans constituting a
Preliminary Mortgage Loan Package.

          Prepayment Interest Shortfall Amount: With respect to any Remittance
Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate)
that would have accrued on the amount of such Principal

Prepayment during the period commencing on the date as of which such Principal
Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          Principal Prepayment: Any payment or other recovery of principal on a
Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment Period: As to any Remittance Date, the calendar month preceding the month of distribution.

          Purchase Confirmation: A letter agreement, substantially in the form of Exhibit B hereto, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans
(including the Mortgage Loan Schedule), the purchase price for such Mortgage
Loans, the Closing Date and the Servicing Fee Rate.

          Purchase Proceeds: The amount paid on the related Closing Date by the
Purchaser to Countrywide in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Purchase Confirmation.

          Purchaser: The Person identified as the "Purchaser" in the preamble to this Agreement or its successor in interest or any successor or assign to the
Purchaser under this Agreement as herein provided. Any reference to "Purchaser"
as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in
Section 8.07.

          Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

          Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one
(1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by
Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty
(respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v)
shall be the same type as the Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).

          Reconstitution Date: The date on which any or all of the Mortgage
Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of

a Whole Loan Transfer or a Pass-Through Transfer pursuant to Section 8.07 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and Countrywide's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage
Loans.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

          REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1,
Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

          Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first
Business Day immediately following.

          REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 4.13.

          REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 4.13.

          Repurchase Price: With respect to any Mortgage Loan, a price equal to
(i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such
Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial
Account for distribution in the month of repurchase, plus (iii) any cost and damages incurred by the trust in connection with any violation by such Mortgage
Loan of any predatory or abusive lending law.

          Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as
amended.

          Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the
REO Property, (iv) with respect to Government Mortgage Loans, amounts advanced to the Purchaser for which Countrywide may be entitled to receive reimbursement from a government agency and (v) compliance with the obligations under this
Agreement including Section 4.09.

          Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee
Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the

Servicing Fee is payable solely from, the interest portion of such Monthly
Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO
Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

          Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

          Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

          Servicing Officer: Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to
Purchaser upon request, as such list may from time to time be amended.

          Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

          Trade Confirmation: A letter agreement substantially in the form of
Exhibit D hereto executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

          Transaction Documents: With respect to any Mortgage Loan, the related
Trade Confirmation, the related Purchase Confirmation and this Agreement.

          Underwriting Guidelines: As defined in the respective Trade
Confirmation.

          Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

          VA: The Department of Veterans Affairs.

          Whole Loan Transfer: Any sale or transfer of some or all of the
Mortgage Loans by the Purchaser to a third party which sale or transfer is not a
Pass-Through Transfer.

PRE-CLOSING AND CLOSING PROCEDURES

Due Diligence by the Purchaser.

Review of Credit File. Prior to the Closing Date, Countrywide shall make available to the Purchaser the Credit File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package. The Purchaser shall have the right to review the Credit File for each

                                       10

such Preliminary Mortgage Loan, at Countrywide's offices or such other location agreed upon by the Purchaser and Countrywide, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in the Purchaser's reasonable and good faith discretion. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, Countrywide shall have the right, in its sole discretion, to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement
Preliminary Mortgage Loan(s) in the manner contemplated above. The Purchaser shall use its reasonable best efforts to conduct its due diligence, and to convey the results thereof to Countrywide, within the time and in the manner necessary to permit Countrywide to rebut or cure any Preliminary Mortgage Loan or to substitute replacement Preliminary Mortgage Loans as permitted herein.

Rejection of Preliminary Mortgage Loans. Without limiting the generality of the foregoing, in the event that the Purchaser rejects Preliminary Mortgage Loans
(i) comprising more than fifteen percent (15%) of the related Preliminary
Mortgage Loan Package (as measured by unpaid principal balance), or (ii) for reasons other than as permitted under this Agreement or the Trade Confirmation,
Countrywide may, in its reasonable and good faith discretion, rescind its offer to sell any of the Preliminary Mortgage Loans relating thereto to the Purchaser and Countrywide shall have no liability therefor.

Identification of Mortgage Loan Package.

          At least three (3) Business Days prior to the Closing Date, the
Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.

Post-Closing Due Diligence.

          In the event that the Purchaser fails to complete its due diligence, as contemplated in Section 2.01, with respect to any Preliminary Mortgage Loan, the Purchaser and Countrywide may nonetheless mutually agree to the purchase and sale of such Mortgage Loan as contemplated hereunder, and upon such mutual agreement, if the Purchaser provides notice to Countrywide of such Mortgage Loan and such Mortgage Loan is identified as such in the Purchase Confirmation (as used therein, the "Pending Mortgage Loans"), the Purchaser shall have the right to review the related Credit File for such Mortgage Loan within ten (10)
Business Days after the Closing Date and, based on such review and within such ten (10) Business Days period, request that Countrywide repurchase any Pending
Mortgage Loan that the Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Transaction
Documents. Countrywide shall have ten (10) Business Days from the date of its receipt of such request to either (a) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan (as calculated under the related
Transaction Documents, as applicable) plus accrued and unpaid interest, or (b)
provide evidence reasonably satisfactory to the Purchaser that such Mortgage
Loan does in fact conform to the terms of the Transaction Documents, as applicable. In the event that Countrywide must repurchase any Mortgage Loan in accordance with this Section 2.03 or pursuant to any other applicable term contained in the Transaction Documents, Countrywide may, at its option, substitute replacement Mortgage Loans conforming

                                       11

in all material respects to the applicable terms contained in the related
Transaction Documents. The rights and remedies set forth in this Section 2.03 are in addition to those set forth in Section 3.03.

Credit Document Deficiencies Identified During Due Diligence.

          If, with respect to a Mortgage Loan Package, the related Purchase
Confirmation identifies any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the "Missing Credit
Documents"), Countrywide agrees to use its best efforts to procure each such
Missing Credit Document within thirty (30) days following a written notice of such deficiency. In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, in either case directly arising from a breach of Countrywide's obligation to deliver the Missing Credit Document within the time specified above, Countrywide shall repurchase such Mortgage Loan at the
Repurchase Price.

Delivery of Collateral Files.

Custodial Agreement. Countrywide shall, on or before three (3) Business Days prior to the related Closing Date, deliver and release to the Custodian the
Collateral File for each Mortgage Loan in the Mortgage Loan Package and shall execute, and cause the Custodian to execute, the Custodial Agreement.
Countrywide shall pay all fees and expenses of the Custodian prior to the related Closing Date; however, it is understood that after the related Closing
Date, the Purchaser shall be solely responsible for fees and expenses of the
Custodian.

Missing Collateral Documents. In the event that any of the original Collateral
Documents set forth in clauses (3) through (7) of Exhibit A hereto are not delivered to the Custodian on or before the Closing Date (each, a "Missing
Collateral Document"), then Countrywide shall have (i) with respect to any
Missing Collateral Document sent for recording, nine (9) months from the related
Closing Date, or (ii) with respect to all other Missing Collateral Documents, one-hundred twenty (120) days from the Closing Date, to deliver to the Purchaser such Missing Collateral Documents; provided, however, that with respect to any
Government Mortgage Loan, Countrywide agrees to procure each such Missing
Collateral Document within sixty (60) days following the FHA's or the VA's, as applicable, deadline for procuring such documents. In the event the public recording office is delayed in returning any original document, Countrywide shall deliver to the Custodian within one hundred eighty (180) days of its submission for recordation, a copy of such document and an Officer's
Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely a delay by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation. Notwithstanding the foregoing, Countrywide shall not be deemed to be in breach of this Agreement if its failure to deliver to the
Purchaser any Missing Collateral Document within the time specified above is due solely to (i) the failure of the applicable recorder's office to return a
Missing Collateral Document that was sent for recording or (ii) the failure of the title insurer to issue and deliver the original mortgagee title policy, except where such refusal to issue the policy is based on a claim that the title insurer is under no obligation to issue such policy. However, if Countrywide cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason, within thirty (30) days after receipt of written notification of such failure from the

                                       12

Purchaser, Countrywide shall repurchase the related Mortgage Loan at the price and in the manner specified in Section 3.03.

Other Documents. Countrywide shall forward to the Purchaser in a timely manner any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement upon execution and, if applicable, recordation thereof.

Purchase Confirmation.

          Upon confirmation with the Purchaser of a Mortgage Loan Package,
Countrywide shall prepare and deliver to the Purchaser for execution the related
Purchase Confirmation, executed by an authorized signatory of Countrywide.

Closing.

          The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

All of the representations and warranties of Countrywide under this Agreement shall be true and correct in all material respects as of the related Closing
Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

All of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the related Closing
Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement; and

Both parties shall have executed the related Purchase Confirmation and Custodial
Agreement.

Payment of the Purchase Proceeds.

          Subject to the conditions set forth in Section 2.07, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Countrywide on such Closing
Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Countrywide on or before the Funding Deadline.

Entitlement to Payments on the Mortgage Loans.

          With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off
Date; (b) all other recoveries of principal collected after the related Cut-off
Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related
Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related
Cut-off Date).

                                       13

Payment of Costs and Expenses.

          The Purchaser and Countrywide shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses. Without limiting the generality of the foregoing, any costs and expenses incurred in connection with recording the Assignment of Mortgage or any subsequent assignment thereof shall be paid for by the Purchaser.

MERS Mortgage Loans and the MERS System.

Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Countrywide pursuant to this Agreement, Countrywide shall cause the registration of such MERS
Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan. The foregoing obligation of
Countrywide shall be in lieu of Countrywide delivering to the Purchaser an
Assignment of Mortgage for such MERS Mortgage Loan. With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Countrywide shall, in accordance with Section 2.05, provide the Purchaser with the original
Mortgage with evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS
System.

In connection with the MERS System, Countrywide is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS
Mortgage Loan to effectuate such registration. Further, Countrywide is authorized to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS
System.

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Representations and Warranties Respecting Countrywide.

          Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

Due Authority. Countrywide has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and
(ii) to sell each Mortgage Loan; the execution, delivery and performance of this
Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Countrywide and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement

                                       14

evidences the valid, binding and enforceable obligation of Countrywide; and all requisite corporate action has been taken by Countrywide to make this Agreement valid and binding upon Countrywide in accordance with its terms;

No Conflict. Neither the acquisition or origination of the Mortgage Loans by
Countrywide, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide's certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which
Countrywide or its property is subject;

Approved Seller. Countrywide is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements;

No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the sale of the Mortgage Loans to the
Purchaser, the ability of Countrywide to service the Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide's ability to perform its obligations under this Agreement; and

No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

Representations and Warranties Regarding Individual Mortgage Loans.

          With respect to each Mortgage Loan (unless otherwise specified below),
Countrywide represents and warrants to the Purchaser as of the related Closing
Date that:

Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule and the related electronic data file provided on or one (1) Business Day prior to the related Closing Date is complete, true and correct in all material respects;

No Delinquencies or Advances. All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the
Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

                                       15

Taxes, Assessments, Insurance Premiums and Other Charges. There are no
delinquent taxes, assessments, ground rents, insurance premiums, leasehold payments, and to the best of Countrywide's knowledge, water charges, sewer rents or other outstanding charges affecting the related Mortgaged Property;

No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the
Purchaser, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule. No
Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the
Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

Hazard and Flood Insurance. All buildings upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the
Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was
subsequently deemed to be, in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance
Administration (or any successor thereto) and conforms to the requirements of an
Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's expense and, upon the failure of the
Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the
Mortgagor;

Compliance with Applicable Law. Each Mortgage Loan at the time of origination complied in all material respects with applicable local, state and federal laws including, without limitation, usury, predatory and abusive lending, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan;

No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of

                                       16

the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

Enforceability of Mortgage Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

Valid First Lien. Each related Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, including all improvements on the
Mortgaged Property. The lien of the Mortgage is subject only to:

               (i) the lien of current real property taxes and assessments not yet due and payable;

               (ii) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments, or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation;

               (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the
     Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal; and

               (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

Sole Owner. Countrywide is the sole owner and holder of the Mortgage Loan. The
Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and is transferring and selling the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related Mortgage
Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each
Mortgage Loan pursuant to the terms of this Agreement;

Title Insurance. Each Mortgage Loan is covered by a lender's title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an
Agency and qualified to do business in

                                       17

the jurisdiction where the related Mortgaged Property is located, insuring
(subject to the exceptions contained in Section 3.02(j)(i), (ii) and (iii)
above) Countrywide, its successors and assigns as to the first priority lien of the Mortgage. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged
Property or any interest therein. Countrywide is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related
Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and
Countrywide has not waived any default, breach, violation or event of acceleration;

No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

Origination and Collection Practices. The origination, servicing, and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow
Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, the terms of the related Mortgage
Notes pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable, and all Mortgage
Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

No Condemnation or Damage. The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a
Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure; there is no homestead or other exemption (other than under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) available to a
Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                                       18

Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

Appraisal. Unless the Mortgage Loan was underwritten pursuant to one of
Countrywide's streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the
Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage
Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency;

Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

Private Mortgage Insurance, FHA Insurance and VA Guarantees. No Mortgage Loan
has an LTV greater than ninety-five percent (95%). Each Conventional Mortgage
Loan with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged
Property. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the
Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest
Rate for the Mortgage Loan. Each Government Mortgage Loan either has, or will have in due course, a valid and enforceable MIC or LGC, as applicable and, in each case, all premiums due thereunder have been paid;

Lawfully Occupied. To the best of Countrywide's knowledge, the Mortgaged
Property is lawfully occupied under applicable law. To the best of Countrywide's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;

Assignment of Mortgage. Except for the absence of recording information, the
Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms acceptable to an Agency;

                                       19

Section 32 Loans. No Mortgage Loan is subject to the Home Ownership and Equity
Protection Act of 1994 or any similar state or local statutes or regulations related to "high cost" mortgage loans or "predatory" or "abusive" lending (as such terms are defined in the applicable statute or regulation);

               (bb) Security Agreements. Any security agreement, chattel
                    mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first
                    priority security interest on the property described
                    therein;

               (cc) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the
                    Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               (dd) Payment Terms. Payments commenced no more than sixty (60)
                    days after the funds were disbursed to the --------------
                    Mortgagor in connection with the Mortgage Loan. The Mortgage
                    Loans have an original term to maturity of not more than
                    thirty (30) years, with interest payable in arrears each
                    month. As to each Adjustable Rate Mortgage Loan on each
                    applicable Interest Adjustment Date, the Mortgage Interest
                    Rate adjusts in accordance with the terms of the related
                    Mortgage Note. As to each Adjustable Rate Mortgage Loan,
                    each Mortgage Note requires a monthly payment which is
                    sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the
                    outstanding principal balance as of the first day of such
                    period over the then remaining term of such Mortgage Note
                    and to pay interest at the related Mortgage Interest Rate.
                    No Mortgage Loan contains terms or provisions which would
                    result in negative amortization;

               (ee) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has
                    not notified Countrywide, and Countrywide has no knowledge, of any relief requested by or provided to the Mortgagor
                    under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or any similar state law;

               (ff) Balloon Payments, Graduated Payments or Contingent
                    Interests. With respect to any Mortgage Loan which is
                    identified on the Mortgage Loan Schedule as a Balloon
                    Mortgage Loan, the Mortgage Note is payable in Monthly
                    Payments based on a thirty (30) year amortization schedule with a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize
                    the remaining principal balance of the Balloon Mortgage Loan and such final Monthly Payment shall not be due prior to one hundred eighty (180) months following the origination of the
                    Balloon Mortgage Loan. The Mortgage Loan is not a

                                       20

                    graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

               (gg) No Bankruptcy. No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the
                    Mortgage Loan was originated and, to the best of
                    Countrywide's knowledge, following the date of origination of the Mortgage Loan, the Mortgagor with respect to the
                    Mortgage Loan was not a debtor in any state or federal
                    bankruptcy or insolvency proceeding;

               (hh) No Violation of Environmental Laws. To the best of
                    Countrywide's knowledge, there is no pending action or
                    proceeding directly involving the Mortgaged Property in
                    which compliance with any environmental law, rule or
                    regulation is an issue; and to the best of Countrywide's
                    knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said
                    property;

               (ii) Texas Refinance Mortgage Loans. No Mortgage Loan was
                    originated in the state of Texas under Article XVI, Section
                    50(a)(6) of the Texas Constitution (a "Texas Refinance
                    Loan");

               (jj) Georgia Fair Lending Act. No Mortgage Loan secured by property located in Georgia and originated on or after
                    October 1, 2002 and on or prior to March 7, 2003, meets the definition of a "home loan" under the Georgia Fair Lending
                    Act;

               (kk) Qualified Mortgages. Each Mortgage Loan is a "qualified mortgage" within Section 860G(a)(3) of the Code;

               (ll) Interest Calculation. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of
                    twelve 30-day months;

               (mm) Due on Sale. The Mortgage contains an enforceable provision, to the extent not prohibited by federal law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

               (nn) Single Premium Credit Life Insurance. None of the proceeds of the Mortgage Loan were used to finance single premium
                    credit life insurance policies;

               (oo) Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, a savings bank, a
                    commercial bank, a credit union, an insurance company, or
                    similar institution that is supervised and examined by a
                    federal or state authority or by a mortgagee approved by the
                    Secretary of Housing and Urban Development pursuant to
                    Sections 203 and 211 of the National Housing

                                       21

                    Act. All parties which have had any interest in the Mortgage
                    Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either
                    (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan
                    associations or national banks having principal offices in such state, or (D) not doing business in such state;

               (pp) No Fraud. No fraud, error, omission, misrepresentation, or similar occurrence with respect to a Mortgage Loan has taken place on the part of Countrywide or to the best of
                    Countrywide's knowledge, the Mortgagor, the appraiser, any builder, or any developer, or any other party involved in
                    the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

               (qq) Location and Type of Mortgaged Property. The Mortgaged
                    Property consists of a contiguous parcel of real property
                    with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a
                    planned unit development, or in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements,
                    provided, however, that any condominium project or planned unit development shall conform with the applicable
                    requirements of an Agency regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured
                    dwelling. As of the respective appraisal date for each
                    Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes. If the Mortgaged
                    Property is a condominium unit or a planned unit development
                    (other than a de minimus planned unit development) such
                    condominium or planned unit development project meets
                    eligibility requirements of an Agency or is located in a
                    condominium or planned unit development project which has
                    received project approval of an Agency;

               (rr) Underwriting. Each Mortgage Loan was generally underwritten in accordance with the Underwriting Guidelines;

               (ss) Buy-down Mortgage Loans. The Mortgage Loan is not subject to a buy-down agreement;

               (tt) Prepayment Penalties. If the Mortgage Loan is a Mortgage
                    Loan subject to a prepayment premium, enforcing the
                    Mortgagor's obligation to pay the prepayment premium in
                    connection with the Principal Prepayment will not violate
                    any applicable state or local statute, regulation, or rule;

               (uu) The Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee
                    under a "living trust"

                                       22

                    and such "living trust" is in compliance with Fannie Mae or
                    Freddie Mac guidelines. In the event the Mortgagor is a
                    trustee, the borrower is a natural person; and

               (vv) Leaseholds. The Mortgage Loan is not secured by a leasehold interest in the Mortgaged Property.

Remedies for Breach of Representations and Warranties.

Notice of Breach. The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the
examination or failure to examine any Collateral Documents or Credit File. Upon discovery by either Countrywide or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other. Any such breach or missing Collateral Document that causes a Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the value of such Mortgage Loan.

Cure or Repurchase. Within ninety (90) days from the earlier of either discovery by or notice to Countrywide of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage
Loans, Countrywide shall use its best efforts to cure such breach in all material respects, and, if such breach cannot be cured, Countrywide shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.
In the event that a breach shall involve any representation or warranty set forth in Section 3.01 and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to Countrywide of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by
Countrywide at the Repurchase Price.

Substitution or Repurchase. If the breach shall involve a representation or warranty set forth in Section 3.02, Countrywide may, rather than repurchase the
Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If Countrywide has no
Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage
Loan. Notwithstanding any of the foregoing, if a breach would cause the Mortgage
Loan to be other than a "qualified mortgage," as defined in Section 860G(a)(3)
of the Code, any such repurchase or substitution must occur within sixty (60)
days from the date the breach was discovered unless such breach is cured during such period. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the
Custodial Account for future distribution. At the time of repurchase or substitution, the Purchaser and Countrywide shall arrange for the reassignment of such Mortgage Loan and release of the related Collateral File to Countrywide and the delivery to Countrywide of any documents held by the Purchaser or its designee relating to such Mortgage Loan. In the event Countrywide determines to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan,
Countrywide shall, simultaneously with such reassignment, give written notice to the Purchaser that substitution has taken place and identify the Qualified
Substitute Mortgage Loan(s). In

                                       23

connection with any such substitution, Countrywide shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this
Agreement shall be deemed made as of the date of such substitution. Countrywide shall effect such substitution by delivering to the Purchaser the Collateral
Documents for such Qualified Substitute Mortgage Loan(s). Countrywide shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute
Mortgage Loans in the month of substitution shall be retained by Countrywide.
For the month of substitution, distributions to the Purchaser shall include the
Monthly Payment due on any substituted Mortgage Loan in the month of substitution, and Countrywide shall thereafter be entitled to retain all amounts subsequently received by Countrywide in respect of such substituted Mortgage
Loan.

          For any month in which Countrywide substitutes a Qualified Substitute
Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall determine the amount (if any) by which the aggregate principal balance of all Qualified
Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all substituted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).
The amount of such shortfall shall be distributed by Countrywide in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, Countrywide shall deposit from its own funds into the Custodial
Account an amount equal to the amount of such shortfall.

Indemnification. In addition to such repurchase or substitution obligation,
Countrywide shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the representations and warranties of Countrywide contained in Sections 3.01 and 3.02.

Sole Remedy. With respect to the breach of a representation and warranty set forth in Section 3.02 with respect to a Mortgage Loan, the obligation under this
Section 3.03 of Countrywide to cure, repurchase or replace such Mortgage Loan and to indemnify the Purchaser shall constitute the sole remedies against
Countrywide respecting such breach available to the Purchaser.

Accrual of Cause of Action. Any cause of action against Countrywide relating to or arising out of the breach of any representations and warranties made in
Sections 3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Countrywide to the Purchaser,
(ii) failure by Countrywide to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Countrywide by the Purchaser for compliance with the relevant provisions of this Agreement.

Repurchase of Convertible Mortgage Loans.

          In the event a Mortgagor exercises the option to convert a Convertible
Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note, Countrywide shall repurchase such Convertible Mortgage
Loan within thirty (30) days of such conversion taking effect at a price equal to on hundred percent (100%) of the unpaid principal balance of such Convertible
Mortgage Loan at the time of such conversion plus accrued interest

                                       24

thereon through the last day of the month of repurchase at the Mortgage Loan
Remittance Rate; provided, however, no interest shall be due and payable if a
Convertible Mortgage Loan is repurchased on the first day of a month. Any repurchase of a Convertible Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.04 shall be accomplished by deposit in the
Custodial Account of the amount of said repurchase price for distribution to the
Purchaser on the next scheduled Remittance Date.

Representations and Warranties Respecting the Purchaser.

          The Purchaser represents, warrants and covenants to Countrywide that, as of each Closing Date:

Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification;

Due Authority. The Purchaser has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement; the
Purchaser has the full power and authority to purchase and hold each Mortgage
Loan;

No Conflict. Neither the acquisition of the Mortgage Loans by the Purchaser pursuant to this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to the Purchaser's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans by the Purchaser hereunder, or the Purchaser's ability to perform its obligations under this
Agreement; and

No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this
Agreement or the consummation of the transactions contemplated by this Agreement
(including, but not limited to, any approval from HUD), or if required, such consent, approval, authorization or order has been obtained prior to the related
Closing Date.

Securities. Without conceding that the Mortgage Loans are securities, the
Purchaser hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of each Closing Date:

the Purchaser understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

                                       25

the Purchaser is acquiring the Mortgage Loans for its own account without a view towards a public distribution;

the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the
Mortgage Loans;

the Purchaser has been furnished with all information regarding the Mortgage
Loans which it has requested from Countrywide; and

neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any
Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any
Mortgage Loan or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the
Mortgage Loans under the 1933 Act or which would render the disposition of any
Mortgage Loan a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

Indemnification by the Purchaser.

          The Purchaser shall indemnify Countrywide and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Purchaser's representations and warranties contained in Section 3.05 above.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Countrywide to Act as Servicer.

          Countrywide, as independent contract servicer, shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the
Accepted Servicing Practices and the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with the customary and usual standards of practice of prudent mortgage servicers. Notwithstanding anything to the contrary contained herein, in servicing and administering Government Mortgage Loans, Countrywide shall not take, or fail to take, any action that would result in the denial of coverage under any LGC or MIC, as applicable. Without limiting the generality of the foregoing, with respect to any Government Mortgage Loan, Countrywide shall be permitted to deviate from the servicing practices set forth herein if such deviation would be consistent with the servicing practices employed in connection with any similar mortgage loan constituting a part of a GNMA mortgage-backed security.

                                       26

          In accordance with the terms of this Agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any
Mortgagor if in Countrywide's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the
Purchaser; provided, however, that Countrywide shall not permit any modification, waiver, or forbearance with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI
Policy, LGC or MIC, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such
Mortgage Loan without the Purchaser's consent or otherwise constitute a
"significant modification" within the meaning of Treasury Regulations Section
1.860G-2(b). Countrywide may permit forbearance or allow for suspension of
Monthly Payments for up to one hundred twenty (120) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of the Purchaser. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month's principal and one (1) month's interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to
Section 5.03. Countrywide shall notify the Purchaser, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Purchaser (or, at the direction of the Purchaser, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within thirty (30) days)
following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, Countrywide (i) shall deliver to the Purchaser a copy thereof and
(ii) shall deliver to the Purchaser such document, with evidence of recordation upon receipt thereof from the public recording office.

          Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the
Mortgaged Property. If reasonably required by Countrywide, the Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.

Collection of Mortgage Loan Payments.

          Countrywide shall make reasonable efforts, in accordance with the
Accepted Servicing Practices and this Agreement, to collect all payments due under each Mortgage Loan and shall exercise reasonable care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and Mortgaged Property.

                                       27

Realization Upon Defaulted Mortgage Loans.

Foreclosure. In accordance with Accepted Servicing Practices, Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i)
that such restoration will increase the proceeds of liquidation of the related
Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI
Proceeds, Government Insurance Proceeds, Other Insurance Proceeds or Liquidation
Proceeds from the related Mortgaged Property. Countrywide shall notify the
Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to the
Purchaser pursuant to the terms and conditions of this Agreement. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

     Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event
Countrywide has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged
Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the
Purchaser. Upon completion of the inspection or review, Countrywide shall promptly provide the Purchaser with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Purchaser shall determine how Countrywide shall proceed with respect to the Mortgaged Property.
In the event (a) the environmental inspection report indicates that the
Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs Countrywide to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, Countrywide shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are
insufficient to fully reimburse Countrywide, Countrywide shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs Countrywide not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, Countrywide shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged
Property from the Custodial Account pursuant to Section 4.05 hereof.

Establishment of Custodial Accounts; Deposits in Custodial Accounts.

          Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall

                                       28

establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts, titled "[Countrywide], in trust for Banc of America
Mortgage Capital Corporation and/or subsequent purchasers of Mortgage Loans -
P&I." Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) upon the request of the Purchaser.

          Countrywide shall deposit in the Custodial Account within two (2)
Business Days, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the
Cut-off Date:

all payments on account of principal, including Principal Prepayments, on the
Mortgage Loans;

all payments on account of interest on the Mortgage Loans, adjusted to the
Mortgage Loan Remittance Rate;

all proceeds from a Cash Liquidation;

all PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds,
including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be applied to the restoration or repair of the Mortgaged
Property or released to the Mortgagor in accordance with the Accepted Servicing
Practices, the loan documents or applicable law;

all Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with the Accepted Servicing Practices, the loan documents or applicable law;

all Monthly Advances;

all proceeds of any Mortgage Loan repurchased in accordance with Section 3.03 or
3.04, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to Section 3.03;

any amounts required to be deposited by Countrywide pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy
(such deposit shall be made from Countrywide's own funds, without reimbursement therefor);

the Prepayment Interest Shortfall Amount, if any, for the month of distribution
(such deposit shall be made from Countrywide's own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of (a) one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal
Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and

any amounts required to be deposited by Countrywide in connection with any REO
Property pursuant to Section 4.13.

          The foregoing requirements for deposit in the Custodial Account are exclusive. The Purchaser understands and agrees that, without limiting the generality of the foregoing,

                                       29

payments in the nature of late payment charges, prepayment penalties and assumption fees (to the extent permitted by Section 4.16) need not be deposited by Countrywide in the Custodial Account. Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(d). All funds required to be deposited in the Custodial Account shall be held in trust for the
Purchaser until withdrawn in accordance with Section 4.05.

Permitted Withdrawals From the Custodial Account.

          Countrywide may, from time to time, withdraw funds from the Custodial
Account for the following purposes:

to make payments to the Purchaser in the amounts and in the manner provided for in Sections 5.01 and 5.03;

to reimburse itself for Monthly Advances (Countrywide's reimbursement for
Monthly Advances shall be limited to amounts received on the related Mortgage
Loan (or to amounts received on the Mortgage Loans as a whole if the Monthly
Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers' and Sailors' Civil Relief Act of 1940)
which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable. Countrywide's right to reimbursement hereunder shall be prior to the rights of the Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Sections 3.03 or 3.04 or Countrywide is required to remit a sum pursuant to the applicable provision of Section 4.17,
Countrywide's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans. Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser);

to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing
Fees (Countrywide's reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from
Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds,
Government Insurance Proceeds and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser.
Notwithstanding the foregoing, with respect to each Government Mortgage Loan,
Countrywide shall not be entitled to reimbursement of any Servicing Advances that constitute losses and expenses for which an issuer of GNMA securities would be responsible, pursuant to Chapter 4 of the GNMA Handbook 5500.2, if such
Government Mortgage Loan had been included in a GNMA security);

to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if
applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan;

                                       30

to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 or 3.04, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

to reimburse itself for any amounts deposited in the Custodial Account in error;
and

to clear and terminate the Custodial Account upon the termination of this
Agreement.

Establishment of Escrow Accounts; Deposits in Escrow Accounts.

          Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts, titled "[Countrywide], in trust for Banc of America Mortgage Capital Corporation and/or subsequent purchasers of Mortgage Loans and various mortgagors - T&I." Countrywide shall provide the Purchaser with written evidence of the creation of such Escrow
Account(s) upon the request of the Purchaser.

          Countrywide shall deposit in the Escrow Account(s) within two (2)
Business Days, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section
4.07. Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor. Countrywide shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

Permitted Withdrawals From Escrow Account.

          Countrywide may, from time to time, withdraw funds from the Escrow
Account(s) for the following purposes: (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, PMI Policy premiums, if applicable, and comparable items; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage
Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial
Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or
to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or (h) to clear and terminate the
Escrow Account on the termination of this Agreement.

                                       31

Transfer of Accounts.

          Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such
Custodial Account and Escrow Account shall at all times be Eligible Accounts.
Countrywide shall notify the Purchaser of any such transfer within five (5) days thereafter.

Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies;
Collections Thereunder.

          With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged
Property; (b) primary mortgage insurance premiums; (c) with respect to Mortgage
Loans insured by the FHA, mortgage insurance premiums, and (d) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due. Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

          Countrywide will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.02(v), issued by an insurer described in that Section, with respect to each Mortgage
Loan for which such coverage is herein required. Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. Countrywide will not cancel or refuse to renew any
PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency. Countrywide shall not take any action that would result in non-coverage under any applicable PMI
Policy of any loss that, but for the actions of Countrywide, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.16, Countrywide shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI
Policy is terminated as a result of such assumption or substitution of liability, Countrywide shall obtain a replacement PMI Policy as provided above.

          Unless otherwise provided in the related Purchase Confirmation, no
Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, MIC or LGC and the insurance or guarantee relating thereto, as applicable (excluding such exception, the "Credit Enhancement"), and Countrywide shall not be required to take into consideration the existence of any such Credit Enhancement for

                                       32

the purposes of performing its servicing obligations hereunder. If the Purchaser shall at any time after the related Closing Date notify Countrywide in writing of its desire to obtain any such Credit Enhancement, the Purchaser and
Countrywide shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.

Maintenance of Hazard Insurance.

          Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of
(a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and
(ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to an Agency, Countrywide shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to assure that a replacement hazard insurance policy substantially and materially similar in all respects to the original policy is obtained from a qualified insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency
Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood
Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) full replacement value of the improvements which are a part of the Mortgaged
Property; or (z) the maximum amount of insurance which is available under the
National Flood Insurance Reform Act of 1994. Countrywide shall also maintain on
REO Property, (1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above. Countrywide shall deposit in the
Custodial Account all amounts collected under any such policies except (A)
amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with the Accepted Servicing Practices. The
Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Countrywide and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor's freedom of choice in selecting either the insurance carrier or agent; provided, however, that
Countrywide shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.

Business Continuity Plan/Disaster Recovery.

          Countrywide shall establish and maintain contingency plans, recovery plans and proper risk controls to ensure Countrywide's continued performance under this Agreement. The plans must be in place within thirty (30) calendar days after the Closing Date of this Agreement and

                                       33

shall include, but not be limited to, testing, control functions, accountability and corrective actions to be implemented, if necessary. Countrywide agrees to make copies or summaries of the plans available to the Purchaser or its regulators upon request.

Fidelity Bond; Errors and Omissions Insurance.

          Countrywide shall maintain, at its own expense, a blanket Fidelity
Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure
Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this
Agreement. The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Agency for an approved seller/servicer.

Title, Management and Disposition of REO Property.

Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such
Person(s) as shall be consistent with an Opinion of Counsel obtained by
Countrywide from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person(s) holding such title other than the
Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

Management. Countrywide shall either itself or through an agent selected by
Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each
REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the
Credit File and copies thereof shall be forwarded by Countrywide to the
Purchaser within five (5) days of the Purchaser's request therefor. Countrywide shall promptly attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as Countrywide deems to be in the best interest of the Purchaser. Countrywide shall deposit, or cause to be deposited, within two (2) Business Days of receipt, in the Custodial Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO
Property, including the cost of maintaining any hazard insurance

                                       34

pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of Countrywide. Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse
Countrywide for all previously unreimbursed or unpaid Monthly Advances,
Servicing Advances and Servicing Fees related to such REO Property.

Disposition. Subject to the following paragraph, Countrywide shall use reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO
Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the
Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property.

          Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in a manner that maximizes the net present value of the recovery to the Purchaser. If, as of the date title to any REO Property was acquired by Countrywide, there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees
with respect to the REO Property or the related Mortgage Loan, Countrywide, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees
from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be deposited in the Custodial Account and distributed to the Purchaser in accordance with Section 5.01.

Notification of Adjustments.

          With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and
Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each
Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.
Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.
Countrywide shall promptly, upon written request therefor, deliver to the
Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.
Upon the discovery by Countrywide or the Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

                                       35

Notification of Maturity Date.

          With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

Assumption Agreements.

          Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any
"due-on-sale" clause to the extent permitted by law; provided, however, that
Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any. If
Countrywide reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Countrywide shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage
Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 4.16, the Purchaser authorizes Countrywide, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

          In connection with any such assumption or substitution of liability,
Countrywide shall follow the underwriting practices and procedures employed by
Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. Countrywide shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

          Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 4.16, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                                       36

Satisfaction of Mortgages and Release of Collateral Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by
Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately notify the Purchaser.
Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 4.04, have been or will be so deposited and shall request delivery to it of the portion of the
Collateral File held by the Purchaser or the Custodian. Upon receipt of such notice and request, the Purchaser, or its designee, shall within five (5)
Business Days release or cause to be released to Countrywide the related
Collateral Documents and Countrywide shall prepare and process any satisfaction or release. In the event that the Purchaser fails to release or cause to be released to Countrywide the related Collateral Documents within five (5)
Business Days of Countrywide's request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

          In the event Countrywide satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Countrywide, upon written demand, shall remit to the
Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Countrywide shall maintain the
Fidelity Bond insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Purchaser, its designee, or the Custodian shall, within five (5) Business
Days of Countrywide's request and delivery to the Purchaser, its designee, or the Custodian of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser, its designee, or the Custodian. Pursuant to the servicing receipt, Countrywide shall be obligated to return to the Purchaser, its designee, or the Custodian the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the
Liquidation Proceeds relating to the Mortgage Loan have been deposited in the
Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Purchaser fails to release or cause to be released to
Countrywide the portion of the Collateral File held by the Purchaser or its designee within five (5) Business Days of Countrywide's request therefor, the
Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by
Countrywide resulting from such failure. Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated, the Purchaser shall release
Countrywide from its obligations under the related servicing receipt.

                                       37

Servicing Compensation.

          As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees.
Except as otherwise provided hereunder, the obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of the Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not less than zero) by an amount equal to the Prepayment Interest
Shortfall for the related Due Period. Additional servicing compensation in the form of assumption fees (as provided in Section 4.16), late payment charges, prepayment penalties or otherwise shall be retained by Countrywide to the extent not required to be deposited in the Custodial Account. Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

Distributions.

          On each Remittance Date, Countrywide shall distribute to the Purchaser
(a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the
Custodial Account pursuant to Section 4.05; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 5.03; minus
(c) any amounts attributable to Principal Prepayments received after the related
Principal Prepayment Period; minus (d) any amounts attributable to Monthly
Payments collected but due on a Due Date or Dates subsequent to the preceding
Determination Date. It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such
Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d)
above.

Periodic Reports to the Purchaser.

Monthly Reports. Not later than the fifth (5th) Business Day following the
Principal Prepayment Period, Countrywide shall furnish to the Purchaser via any electronic medium a monthly report in a form reasonably acceptable to the
Purchaser, which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the
Mortgagor's account during the related Principal Prepayment Period, (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable, (iv)
actual unpaid principal balance, (v) the date through which Monthly Payments have been made; (vi) the current Mortgage Interest Rate, (vii) Mortgage Interest
Rate net of the Servicing Fee and the LPMI fee and (viii) the amount being remitted.

Miscellaneous Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property, which report may be

                                       38

included with any other reports prepared by Countrywide and delivered to the
Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Purchaser, Countrywide shall furnish to the Purchaser a statement describing Countrywide's efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. Countrywide shall also provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return and as the Purchaser may reasonably request from time to time. The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by
Countrywide in the ordinary course of servicing mortgage loans similar to the
Mortgage Loans.

Monthly Advances by Countrywide.

          Not later than the close of business on the Determination Date preceding each Remittance Date, Countrywide shall deposit in the Custodial
Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 5.01, of principal (due after the
Cut-off Date) and interest not allocable to the period prior to the Cut-off
Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a
Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date. Notwithstanding anything to the contrary herein, Countrywide may use amounts on deposit in the Custodial Account for future distribution to the Purchaser to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence. To the extent
Countrywide uses any funds being held for future distribution to the Purchaser to satisfy its obligations under this Section 5.03, Countrywide shall deposit in the Custodial Account an amount equal to such used funds no later than the
Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Purchaser pursuant to Section 5.01.

          Countrywide's obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the
Remittance Date for the distribution of any Liquidation Proceeds, Other
Insurance Proceeds or Condemnation Proceeds which, in the case of Other
Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the Remittance Date prior to the date the Mortgage
Loan is converted to REO Property; provided, however, with respect to any
Government Mortgage Loan that is converted to REO Property, Countrywide's obligation to make such advances will continue in accordance with the applicable governmental agency's guidelines. In no event shall Countrywide be obligated to make an advance under this Section 5.03 if at the time of such advance it reasonably determines that such advance will be unrecoverable.

Annual Statement as to Compliance.

          Countrywide shall deliver to the Purchaser on or before March 15th of each year, beginning in the year following the Closing Date, an Officers'
Certificate stating, as to each signatory thereof, that (a) a review of the activities of Countrywide during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (b) to the best of such officers' knowledge, based on such review, Countrywide has fulfilled

                                       39

all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.
Countrywide shall provide the Purchaser with copies of such statements upon request.

Annual Independent Certified Public Accountants' Servicing Report.

          On or before March 15th of each year, beginning in the year following the Closing Date, Countrywide at its expense shall cause a firm of independent public accountants, which is a member of the American Institute of Certified
Public Accountants, to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to Countrywide's servicing of mortgage loans of the same type as the Mortgage Loans, pursuant to this Agreement or servicing agreements substantially similar to this Agreement, and that, on the basis of such examination, conducted substantially in accordance with the Uniform Single Audit Program for Mortgage Bankers, such firm is of the opinion that Countrywide's servicing has been conducted in compliance with this Agreement or such servicing agreements examined pursuant to this
Section 5.05 except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. Countrywide shall provide the Purchaser with copies of such statements upon request.

Purchaser's Access to Countrywide's Records.

          The Purchaser shall have access upon reasonable notice to Countrywide, during regular business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of
Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement. Further, Countrywide hereby authorizes the Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of
Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated
Statement of Operations. Countrywide also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide's ability to perform under this Agreement. The
Purchaser agrees to reimburse Countrywide for any out-of-pocket costs incurred by Countrywide in connection with its obligations under this Section 5.06.

Compliance with REMIC Provisions.

          If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action, or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860 (a)
(2) of the Code and the tax on "contributions" to a REMIC set forth in Section
860(d) of the Code) unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take

                                       40

such action) to the effect that the contemplated action will not endanger such
REMIC status or result in the imposition of any such tax.

COVENANTS BY COUNTRYWIDE

Indemnification by Countrywide.

          Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys' fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Countrywide to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that
Countrywide may sustain in any way related to (a) actions or inactions of
Countrywide which were taken or omitted upon the instruction or direction of the
Purchaser, or (b) the failure of the Purchaser to perform its obligations hereunder, including subsections (i) and (ii) in Section 6.04.

Third Party Claims.

          Countrywide and the Purchaser shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans. Upon the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, Countrywide shall assume the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The
Purchaser shall promptly reimburse Countrywide for all amounts advanced by it pursuant to the preceding sentence except when as a result of such claim
Countrywide is otherwise required to indemnify the Purchaser pursuant to Section
6.01 hereof.

Merger or Consolidation of Countrywide.

          Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

          Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage

                                       41

loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.

Limitation on Liability of Countrywide and Others.

          Neither Countrywide nor any of the officers, employees or agents of
Countrywide shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this
Agreement, unless one or more Event of Default by Countrywide shall occur and shall not have been remedied within the time limits set forth in Section 7.01(a)
of this Agreement, the Purchaser shall not record or cause to be recorded an
Assignment of Mortgage with the recording office. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the
Purchaser agrees that it shall (i) provide Countrywide with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Countrywide receives such notice;
and (ii) immediately complete, sign and return to Countrywide any document reasonably requested by Countrywide to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide. The Purchaser further agrees that Countrywide shall have no liability for the Purchaser's failure to comply with the subsections (i)
or (ii) in the foregoing sentence. Countrywide shall have no liability to the
Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the
Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser's interests in the Mortgage
Loans. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Countrywide shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide's indemnification under Section 6.01.

No Transfer of Servicing.

          Countrywide acknowledges that the Purchaser acts in reliance upon
Countrywide's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent may not be unreasonably withheld; provided, however, that nothing in this Agreement shall limit the right of Countrywide to assign the servicing rights hereunder to Servicing LP.

                                       42

Provision of Information.

          During the term of this Agreement, Countrywide shall furnish to the
Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Credit File for each Mortgage Loan provided for herein. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser shall give in writing. In addition, during the term of this
Agreement, Countrywide shall provide to the OCC and to comparable regulatory authorities supervising the Purchaser or any of Purchaser's assigns (including beneficial owners of securities issued in Pass-Through Transfers backed by the
Mortgage Loans) and the examiners and supervisory agents of the OCC and such other authorities, access to the documentation required by applicable regulations of the OCC and other comparable regulatory authorities supervising the Purchaser or any of its assigns with respect to the Mortgage Loans. Such access shall be upon reasonable and prior written request and during normal business hours at the offices designated by Countrywide. To the extent the
Purchaser, any of Purchaser's assigns, or the examiners and supervisory agents of the OCC request reports, documents, information, or other cooperation not generally provided by Countrywide to its other investors or readily available to
Countrywide, the Purchaser shall be liable for and shall pay all reasonable out-of-pocket costs and expenses incurred by Countrywide in providing such additional reports, documents, information, or other cooperation.

TERMINATION OF COUNTRYWIDE AS SERVICER

Termination Due to an Event of Default.

Each of the following shall be an Event of Default by Countrywide if it shall occur and, if applicable, be continuing for the period of time set forth therein:

any failure by Countrywide to remit to the Purchaser any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to
Countrywide by the Purchaser; or

any failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement, including but not limited to breach by Countrywide of any one or more of the representations, warranties, and covenants of
Countrywide as set forth in Section 3.01 of this Agreement, or in the Custodial
Agreement, if any, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60)
days; or

                                       43

Countrywide shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property; or

Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or completely ceases its business operations for a period of five (5) consecutive Business Days; or

failure by Countrywide to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

Countrywide ceases to meet the servicer eligibility qualifications of both
Agencies; or

Countrywide attempts to assign this Agreement or all of its servicing responsibilities or duties hereunder or any portion thereof in violation of
Section 6.05.

          If Countrywide obtains knowledge of an Event of Default, it shall promptly notify the Purchaser. In case one or more Events of Default by
Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights the
Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Countrywide under this Agreement and in and to the Mortgage Loans and the proceeds thereof.
On or after the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement, whether with respect to the Mortgage
Loans or otherwise, shall pass to and be vested in the Purchaser. Upon written request from the Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide's sole expense. Countrywide agrees to cooperate with the Purchaser in effecting the termination of Countrywide's responsibilities and rights hereunder, including the transfer to the Purchaser, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account or
Escrow Account or thereafter received with respect to the Mortgage Loans.

Waiver of Event of Default. Upon written notice, the Purchaser may waive any default by Countrywide in the performance of Countrywide's obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Termination without Cause.

          The Purchaser may terminate, any servicing rights Countrywide may have hereunder with respect to any Mortgage Loan Package, without cause as provided in this Section 7.02. Any such notice of termination shall be in writing and delivered to Countrywide by registered mail as provided in Section 8.01 at least sixty (60) days prior to such termination date.

                                       44

          In the event the servicing rights with respect to a Mortgage Loan
Package are terminated pursuant to this Section 7.02, Countrywide shall be entitled to receive, as liquidated damages, upon the transfer of the servicing rights, an amount equal to the sum of (i) the greater of (A) two and one-half percent (2 1/2%) of the aggregate outstanding principal amount of the Mortgage
Loans, or (B) the fair market value of the servicing rights, each as of the termination date, plus (ii) all reasonable costs and expenses incurred by
Countrywide in managing the transfer of the servicing. The fair market value of the servicing rights shall be determined based on the average of three (3) bids made by experienced evaluators unaffiliated to the Purchaser or Countrywide and chosen as follows: (X) one by the Purchaser, (Y) one by Countrywide, and (Z) one
by mutual agreement of the evaluators chosen by the Purchaser and Countrywide, pursuant to (X) and (Y) above.

Termination by Other Means.

          The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of:
(a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO
Property in such Mortgage Loan Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide and the Purchaser in writing;
(c) the repurchase by Countrywide of all outstanding Mortgage Loans and REO
Property in a Mortgage Loan Package at a price equal to (i) in the case of a
Mortgage Loan, 100% of the Stated Principal Balance of each Mortgage Loan on the date of such repurchase plus accrued interest thereon through the last day of the month of repurchase, and (ii) in the case of REO Property, the lesser of (1)
100% of the Stated Principal Balance of the Mortgage Loan encumbering the
Mortgaged Property at the time such Mortgaged Property was acquired and became
REO Property or (2) the fair market value of such REO Property at the time of repurchase; or (d) the Pass-Through Transfer of the last Mortgage Loan in such
Mortgage Loan Package.

          The right of Countrywide to repurchase all outstanding Mortgage Loans in a Mortgage Loan Package pursuant to (c) above shall be conditional upon (i)
the outstanding Stated Principal Balances of such Mortgage Loans at the time of any such repurchase aggregating less than five percent (5%) of the aggregate
Stated Principal Balances of the Mortgage Loans on the related Cut-off Date, and
(ii) the determination by Countrywide that the reasonable costs and expenses incurred by Countrywide in the performance of its servicing obligations hereunder with respect to such Mortgage Loans exceed the benefits accruing to
Countrywide therefrom.

                                       45

MISCELLANEOUS

Notices.

          All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

          (i)  to Countrywide:

               Countrywide Home Loans, Inc.
               4500 Park Granada
               Calabasas, California 91302
               Attn: Celia Coulter, Executive Vice President

               With copy to: General Counsel

          (ii) the Purchaser:

               To the address and contact set forth in the related Purchase
               Confirmation

          or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Sale Treatment.

          It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage
Loans by Countrywide and not a pledge of the Mortgage Loans by Countrywide to the Purchaser to secure a debt or other obligation of Countrywide. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Countrywide's business records, tax returns and financial statements. Accordingly, Countrywide and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Countrywide, and a purchase by the Purchaser, of the
Mortgage Loans.

Exhibits.

          The Exhibits to this Agreement and each Trade Confirmation and
Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

the terms defined in this Agreement have the meanings assigned to them in this
Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                                       46

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

references herein to "Articles," "Sections," "Subsections," "Paragraphs," and
other Subdivisions without reference to a document are to designated Articles,
Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

the term "include" or "including" shall mean without limitation by reason of enumeration; and

reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

Reproduction of Documents.

          This Agreement and all documents relating thereto, including (a)
consents, waivers and modifications which may hereafter be executed, (b)
documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Further Agreements.

          Countrywide shall execute and deliver to the Purchaser and the
Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Assignment of Mortgage Loans by the Purchaser; Whole Loan Transfer; Pass-Through
Transfers.

The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the
Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than four (4) "Purchasers" outstanding hereunder with respect to any
Mortgage Loan Package. Any trust to which Mortgage Loans may be transferred pursuant to Section 8.07(b) hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

                                       47

The Purchaser and Countrywide agree that with respect to some or all of the
Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 8.07(a) hereof, may effect Pass-Through
Transfers, retaining Countrywide as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any
Mortgage Loan transferred pursuant to this Section 8.07 is rejected by the related transferee, Countrywide shall continue to service such rejected Mortgage
Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement. Countrywide shall cooperate with the Purchaser in connection with each Whole Loan Transfer or Pass-Through Transfer in accordance with this
Section 8.07. In connection therewith Countrywide shall:

negotiate in good faith and execute any assignment, assumption and recognition agreement or seller/servicer agreement reasonably required to effectuate the
Whole Loan Transfer or Pass-Through Transfer, provided such agreement creates no greater obligation or cost on the part of Countrywide than otherwise set forth in this Agreement, and provided further that Countrywide shall be entitled to a servicing fee under that agreement at a rate per annum no less than the
Servicing Fee Rate; and

provide as applicable:

information pertaining to Countrywide of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

such opinions of counsel, letters from auditors, and certificates of public officials or officers of Countrywide as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Whole Loan Transfer or Pass-Through Transfer. The Purchaser or another party to such Whole Loan Transfer or Pass-Through Transfer shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). Countrywide shall not be required to execute any seller/servicer agreement unless a draft of the agreement is provided to
Countrywide at least 10 days before the Reconstitution Date, or such longer period as may reasonably be required for Countrywide and its counsel to review and comment on the agreement.

In connection with any Whole Loan Transfer or Pass-Through Transfer, Countrywide
shall not be required to "bring down" any of the representations and warranties in Section 3.02 (i.e., the representations and warranties only speak as of the applicable date set forth in this Agreement), or, except as provided in the following sentence, to make any other representations or warranties whatsoever.
Upon request, Countrywide will bring down the representations and warranties in
Section 3.01 to a date no later than the related Reconstitution Date, or make new representations and warranties comparable in all material respects to those in Section 3.01 or make representations and warranties (1) that Countrywide has serviced the Mortgage Loans in accordance with the terms of this Agreement and provided accurate statements to the Purchaser pursuant to Section 5.02 of this
Agreement, and (2) that Countrywide has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans, and (3) regarding the accuracy of the

                                       48

information provided to the Purchaser by Countrywide on or before the closing date of the applicable Whole Loan Transfer or Pass-Through Transfer.

All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this
Agreement shall remain in full force and effect.

               (e)  With respect to any Mortgage Loans that are subject to a
                    Pass-Through Transfer or other securitization transaction, to the extent that either of the Purchaser, any master
                    servicer which is master servicing loans in connection with such transaction (a "Master Servicer"), or any related
                    depositor (a "Depositor") is required under the
                    Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") to
                    prepare and file a certification pursuant to Section 302 of the Sarbanes-Oxley Act, on or before March 15, 2004, and
                    March 1 of each year thereafter, an officer of Countrywide shall, prior to the deadline for such certification, execute and deliver an Officer's Certificate, in the form attached hereto as Exhibit F, to such Purchaser, Master Servicer, or
                    Depositor, as the case may be, for the benefit of such
                    entity.

               (f)  Countrywide shall indemnify and hold harmless such
                    Purchaser, Master Servicer, or Depositor, as the case may be
                    (any such party, an "Indemnified Party") from and against
                    any losses, damages, penalties, fines, forfeitures,
                    reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by
                    Countrywide or any of its officers, directors, or agents of its obligations under Section 8.07(e); provided, however,
                    that Countrywide shall not be obligated to indemnify or hold harmless any Indemnified Party from or against any losses, damages, penalties, fines, forfeitures, reasonable legal
                    fees and related costs, judgments and other costs and
                    expenses arising out of or based upon the negligence, bad
                    faith or willful misconduct of such Indemnified Party.

Conflicts between Transaction Documents.

          In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase
Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the
Purchase Confirmation, the terms of the Purchase Confirmation shall control.

                                       49

Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed within that state.

Severability Clause.

          Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

Successors and Assigns.

          This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide and the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 8.07 above, the Purchaser may not assign this Agreement to any Person without Countrywide's prior written consent, which consent shall not be unreasonably withheld.

Confidentiality.

          Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party's consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

          The Purchaser and Countrywide shall comply with any and all federal and state laws, rules, and regulations governing or relating to the confidentiality and security of "nonpublic personal information" (as such term is defined in the Gramm-Leach-Bliley Act ("GLBA")), including, without limitation, the GLBA. The Purchaser and Countrywide shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of any "nonpublic personal information" that is disclosed in any manner or for any purpose to either party and that pertains to any "Customers" or "consumers" (as such terms are defined in GLBA) pertaining to the Mortgage Loans, (b) protect against any threats or hazards to the security and integrity of such "nonpublic personal information," and (c) protect against any unauthorized access to or use of such "nonpublic personal information."

                                       50

Both parties represent and warrant that they have implemented appropriate measures to meet the objectives of Section 501(b) of the GLBA and of the applicable standards adopted pursuant thereto. Upon request, and to the extent there is no violation of applicable laws or regulations, either party shall provide information to the other party, including, without limitation, any regulatory or supervising authorities, and allow the confirmation of the party's satisfaction of its obligations as required under this Section. Without limitation, such information may include audits, summaries of test results, and other equivalent evaluations.

Solicitation of Mortgagors.

          From and after the Closing Date, Countrywide hereby agrees that
Countrywide will not take any action or permit or cause any action to be taken by any of their agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on Countrywide's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that Countrywide may solicit any Mortgagor for whom Countrywide or it affiliates have received a request for verification of Mortgage, a request for demand for payoff, a
Mortgagor-initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the Mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by
Countrywide or any of their affiliates which (i) concern optional insurance products or other additional projects or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation nor is Countrywide prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a
Mortgagor. Notwith-standing the foregoing, the following solicitations, if undertaken by Countrywide or any affiliate of Countrywide, shall not be prohibited: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to Mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by Countrywide or any affiliate of Countrywide.

Relationship of the Parties.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of
Countrywide shall be rendered as an independent contractor and not as agent for the Purchaser.

                           [INTENTIONALLY LEFT BLANK]

                                       51

Entire Agreement.

          This Agreement and the related Trade Confirmation and Purchase
Confirmation constitute the entire understanding between the parties hereto with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of
Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or
Purchase Confirmation. Neither this Agreement nor the related Trade Confirmation or Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

                           (SIGNATURE PAGE TO FOLLOW)

                                       52

          IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                        COUNTRYWIDE HOME LOANS, INC.,

                                        Countrywide

                                        By: /s/ Celia Coulter
                                            ------------------------------------
                                        Name: Celia Coulter
                                        Title: Executive Vice President

                                        BANC OF AMERICA MORTGAGE CAPITAL
                                        CORPORATION,
                                        the Purchaser

                                        By: /s/ Bruce W. Good
                                            ------------------------------------
                                            Name: Bruce W. Good
                                            Title: Vice President

                                       53

                                    EXHIBIT A

                              COLLATERAL DOCUMENTS

Mortgage Note: The original Mortgage Note (or, with respect to no more than one percent (1%) of the unpaid principal balance of the Mortgage Loans as of the related Cut-off Date, a lost note affidavit in a form acceptable to an Agency)
bearing all intervening endorsements, endorsed "Pay to the order of
_____________, without recourse" and signed in the name of Countrywide by an authorized officer (provided that, in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form: "Countrywide, successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the signature must be in the following form:
"Countrywide", formerly known as [previous name]").

Assignment of Mortgage: The original Assignment of Mortgage in blank for each
Mortgage Loan (except for the insertion of the name of the assignee and recording information). If the Mortgage Loan was acquired by Countrywide in a merger, the Assignment of Mortgage must be made by "[Countrywide], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the
Assignment of Mortgage must be by "[Countrywide], formerly know as [previous name]." Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the
Mortgaged Properties located in the same county. If the related Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage will be required to be prepared or delivered.

Guarantee: The original or certified true copy of any guarantee executed in connection with the Mortgage Note, if any.

Mortgage: The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the
Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation. In the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

Modifications: The originals or certified true copies of any documents sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

Intervening Assignments: The originals of all intervening assignments of
Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation. Where a public recording office retains the original recorded

                                       A-1

intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

Loan Guaranty Certificate: The original Loan Guaranty Certificate, if applicable.

8.   For each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

     A.   the stock certificate;

     B.   the stock power executed in blank;

     C.   the executed proprietary lease;

     D.   the executed recognition agreement;

     E.   the executed assignment of recognition agreement;

     F.   the executed UCC-1 financing statement with evidence of recording thereon; and

     G.   the executed UCC-3 financing statement or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence or recording thereon (or in a form suitable for recordation).

                                       A-2

                                    EXHIBIT B

                          FORM OF PURCHASE CONFIRMATION

                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

          [PURCHASER]
          [STREET ADDRESS]
          [CITY, STATE AND ZIP]
          Attn: [CONTACT, TITLE]

          Re: Purchase Confirmation ($x.xmm) (Deal No. xxxx-xxx)

          Ladies and Gentlemen:

          This purchase confirmation (the "Purchase Confirmation") between
Countrywide Home Loans, Inc. ("Countrywide") and [PURCHASER] ("Purchaser") sets forth our agreement pursuant to which Purchaser is purchasing, and Countrywide is selling, on a servicing-retained basis, those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the
"Mortgage Loans").

          The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Master Mortgage Loan Purchase and
Servicing Agreement dated as of [DATE], between Countrywide and Purchaser (as amended herein and otherwise, the "Agreement"). By executing this Purchase
Confirmation, each of Countrywide and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

          All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase
Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the
Agreement.

          1. Assignment and Conveyance of Mortgage Loans. Upon Purchaser's
payment of the Purchase Proceeds in accordance with Section 2.08 of the
Agreement, Countrywide shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the
Agreement, all of the right, title and interest of Countrywide in and to the
Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage
Loan shall be serviced by Countrywide pursuant to the terms of the Agreement.

                                       B-1

          2. Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage
Loan Package.

          a. Closing Date: [DATE].

          b. Cut-off Date: [DATE].

          c. Cut-off Date Balance:

          [d. Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the
Board of Governors of the Federal Reserve System in Statistical Release No.
H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall
Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical
Release No. H.15 or a similar publication.]]

          e. Missing Credit Documents: As set forth in Exhibit [C] hereto.

          Notwithstanding anything contained in Section 2.04 of the Agreement to the contrary, Countrywide's obligation to repurchase from the Purchaser the
Mortgage Loan related to a Missing Credit Document shall occur only in the event of a default by a Mortgagor or any material impairment of the Mortgaged Property directly arising a breach of Countrywide's obligation to deliver the Missing
Credit Document within the time specified in Section 2.04 of the Agreement.

          [f. Pending Mortgage Loans: As set forth in Exhibit [C] hereto.]

          g. Purchase Proceeds: With respect to [the Mortgage Loans] [each
Mortgage Loan], and as set forth in Exhibit [A] and Exhibit [B] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such
Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A]
hereto for such [Mortgage Loan] [Mortgage Loans], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

          g. Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter,
[0.375]%].

          3. Description of Mortgage Loans. Each Mortgage Loan complies with the specifications set forth below in all material respects.

          a. Loan Type: Each Mortgage Loan is a [Conventional] [Government]
Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate]
Mortgage Loan.

          b. Lien Position: Each Mortgage Loan is secured by a perfected [first]
[second] lien Mortgage.

          d. Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with Countrywide's credit underwriting guidelines in effect at the time such

                                       B-2

Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to Countrywide) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac]
[conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security]
[at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

                                       B-3

          Kindly acknowledge your agreement to the terms of this Purchase
Confirmation by signing in the appropriate space below and returning this
Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                              Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.            [PURCHASER]

By:                                     By:
    ---------------------------------       ------------------------------------
    Name: Celia Coulter                     Name:
    Title: Executive Vice President         Title:

                                       B-4

                                    EXHIBIT A

                                       TO

                              PURCHASE CONFIRMATION

                             MORTGAGE LOAN SCHEDULE

                                   (attached)

                                      B-A-1

                                    EXHIBIT B

                                       TO

                              PURCHASE CONFIRMATION

                        CALCULATION OF PURCHASE PROCEEDS

                                   (attached)

                                      B-B-1

                                    EXHIBIT C

                                       TO

                              PURCHASE CONFIRMATION

                            MISSING CREDIT DOCUMENTS

-----------------------------------
LOAN COUNT   LOAN NUMBER   DOCUMENT
-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

                                      B-C-1

                                    EXHIBIT D

                                       TO

                              PURCHASE CONFIRMATION

                             PENDING MORTGAGE LOANS

-----------------------------------
LOAN COUNT   LOAN NUMBER   DOCUMENT
-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

                                      B-D-1

                                    EXHIBIT C

                           FORM OF CUSTODIAL AGREEMENT

                            [CUSTODIAN'S LETTERHEAD]

                                       C-1

                                    EXHIBIT D

                           FORM OF TRADE CONFIRMATION

                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

     [PURCHASER]

     [STREET ADDRESS]

     [CITY, STATE AND ZIP]

     Attn: [CONTACT, TITLE]

     Re: Sale of $[AMOUNT] Million of Mortgage Loans to [PURCHASER]

                               (Deal No. yrmm-xxx)

     Ladies and Gentlemen:

     This Trade Confirmation confirms the agreement between [PURCHASER]
("Purchaser") and Countrywide Home Loans, Inc. ("Countrywide") pursuant to which
Purchaser has agreed to purchase, and Countrywide has agreed to sell, those certain mortgage loans [identified][summarized] in Exhibit A hereto (the
"Mortgage Loans"), subject to the terms set forth herein.

     Closing Date: _________ __, [year][, provided, however, that the parties shall use their best efforts to consummate the transaction prior to [DATE].

     Commitment Amount: $______________.

     Purchase Price: $______________.

     Percentage: ____%, subject to adjustment as set forth in Exhibit A.
[Loan-level pricing as set forth in Exhibit A.]

     Product: [Jumbo]["A"][A-"]["Alt A"] [Sub-prime] [Conforming] [Conventional]
[Government] [Second Lien/HELOC] [[fixed][(x/1) Index adjustable] rate mortgage loans]. (undefined terms should not be capitalized)

     Underwriting Criteria:

     Servicing Rights: RETAINED: Retained by Countrywide and serviced on a
[scheduled/scheduled] [actual/actual] [scheduled][actual] basis for the servicing fee rate [equal to FEE% per annum][set forth in Exhibit A [for each
Mortgage Loan]]. [ With respect to the period prior to the initial Interest
Adjustment Date, 0.25% and, thereafter, 0.375%].

                                       D-1

     Prepayment Penalties: [Countrywide] [Purchaser] shall be entitled to any penalties resulting from the prepayment of any Mortgage Loans by the related mortgagor(s).

     Documentation: [Assignment of a [type of agreement]] [Industry standard purchase and servicing agreement.]

     Conditions: [Review of Mortgage Loans by Purchaser to confirm conformance with this Trade Confirmation. Countrywide may, at its option, elect to substitute comparable mortgage loans for any Mortgage Loans rejected by
Purchaser pursuant to the preceding sentence.]

     [Countrywide's sale of the Mortgage Loans is expressly subject to (a) the review of the Mortgage Loans by Purchaser to confirm conformance with the Trade
Confirmation, and (b) purchase of the Mortgage Loans by Countrywide on or before the Closing Date from the current owner of the Mortgage Loans (the "Current
Owner"). If either of the foregoing conditions are not satisfied, Countrywide shall have no liability to Purchaser.]

     Non-Circumvent: Countrywide and Purchaser understand and agree that
Countrywide may introduce the owner of the Mortgage Loans to Purchaser, that the
Current Owner is a customer of Countrywide and that such relationship of
Countrywide is confidential. Purchaser agrees, with respect to the Current
Owner, Purchaser will not, for the purpose of purchasing other mortgage loans
[for a period of one year from the Closing Date], communicate with or purchase such other mortgage loans from the Current Owner unless the Current Owner has had previous business dealings (other than any transactions involving
Countrywide) with the Current Owner in a similar context.

                                       D-2

     Please acknowledge your agreement to the terms and conditions of this Trade
Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                              Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.            [PURCHASER]

By:                                     By:
    ---------------------------------       ------------------------------------
    Name: Celia Coulter                     Name:
    Title: Executive Vice President         Title:

                                       D-3

                                    EXHIBIT A

                                       TO

                               TRADE CONFIRMATION

                 MORTGAGE LOAN SCHEDULE AND PRICING INFORMATION

                                   (attached)

                                      D-A-1

                                    EXHIBIT B

                                       TO

                               TRADE CONFIRMATION

                             UNDERWRITING GUIDELINES

                                   (attached)

                                      D-B-1

                                    EXHIBIT E

                         FORM OF MORTGAGE LOAN SCHEDULE

                                       E-1

                                    EXHIBIT F

                          FORM OF OFFICER'S CERTIFICATE

     I, [identify certifying individual], certify to the [Purchaser], [Master
Servicer], or [Depositor] [i.e. THE PARTY EXECUTING THE CERTIFICATION REQUIRED
UNDER SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002] that:

     (i) Based on my knowledge, the information in the annual statement of compliance, the annual independent public accountant's servicing report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans conducted by Countrywide taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

     (ii) The servicing information required to be provided by Countrywide under the Agreement has been provided to the Purchaser [or the Master Servicer];

     (iii) I am is responsible for reviewing the activities performed by
     Countrywide under the Agreement and based upon the review required by the
     Agreement, and except as disclosed in the annual statement of compliance or the annual independent public accountant's servicing report, Countrywide has, as of the date of this certification fulfilled its obligations under the Agreement; and

     (iv) Such officer has disclosed to the Purchaser [orthe Master Servicer]
     all significant deficiencies relating to Countrywide's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers
     or similar standard as set forth in the Agreement.

Dated as of:                            COUNTRYWIDE HOME LOANS, INC.,
             ------------------------   Countrywide

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       F-1